                                                                   Exhibit 99.02



                   CONSENT OF PROFESSIONAL BANK SERVICES, INC.

         We consent to the use of our fairness opinion letter in the Prospectus/Proxy Statement forming a part of the Registration Statement on Form S-4 filed by Old National Bancorp to be included as Appendix B to such Prospectus/Proxy Statement, subject to the issuance of such opinion by us. We further consent to the references to our fairness opinion letter and the analysis conducted by us and the use of our name in such Proxy Statement/Prospectus in conjunction therewith. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/ PROFESSIONAL BANK SERVICES, INC.
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PROFESSIONAL BANK SERVICES, INC.



Louisville, Kentucky
January 10, 2000